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                                                                   EXHIBIT 23.5

                    [CREDIT SUISSE FIRST BOSTON LETTERHEAD]

                                    CONSENT
                                      OF
                    CREDIT SUISSE FIRST BOSTON CORPORATION

  We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of Applied Power Inc. ("API") as Appendix B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of STB Acquisition Corporation, a wholly owned subsidiary of API, with and into ZERO Corporation, and (ii) references to our firm and such opinion in the Joint Proxy Statement/Prospectus under the captions "Summary--The Merger and the Merger Agreement"; and "The Merger and the Merger Agreement--Background of the Merger," "--API's Reasons for the Merger; Recommendation of the API Board"; and "--Opinion of API's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

Dated: June 30, 1998.